                                   EXHIBIT 11
                ZENITH NATIONAL INSURANCE CORP. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                                             YEAR ENDED DECEMBER 31,
                                                                  ----------------------------------------------
                                                                       1996            1995            1994
                                                                  --------------  --------------  --------------
A) Net income...................................................  $   37,600,000  $    6,600,000  $   37,900,000
    Number of shares used in calculating primary earnings per
     share:
      Weighted average outstanding shares during the period.....      17,594,000      18,273,000      18,906,000
      Additional common shares issuable under employee stock
       options using the treasury stock method (Note 1).........         240,000          91,000         184,000
                                                                  --------------  --------------  --------------
B) Average outstanding shares...................................      17,834,000      18,364,000      19,090,000
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
    Primary earnings per share (A)/(B)..........................  $         2.11  $         0.36  $         1.99
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
    Number of shares used in calculating fully diluted earnings per share:
      Weighted average outstanding shares during the period.....      17,594,000      18,273,000      18,906,000
      Additional common shares issuable under employee stock
       options using the treasury stock method (Note 2).........         278,000         106,000         191,000
                                                                  --------------  --------------  --------------
C) Average outstanding shares...................................      17,872,000      18,379,000      19,097,000
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------
    Fully diluted earnings per share (A)/(C)....................  $         2.10  $         0.36  $         1.98
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

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(1) Based on the average quarterly market price of each period.

(2) Based on the higher of the average market price at the end of each period.